Exhibit 3.23
CERTIFICATE OF FORMATION
OF
CONWOOD COMPANY, LLC
     This certificate of formation (“Certificate of Formation”) of Conwood Company, LLC (the “Company”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Act”), is duly executed and filed by Delaware Incorporators & Registration Service, LLC, an “Authorized Person” pursuant to the Act, which Authorized Person hereby certifies that:
FIRST: The name of the limited liability company formed hereby is Conwood Company, LLC.
SECOND: The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808.
THIRD: The registered agent of the Company for service of process at such address is Corporation Service Company.
FOURTH: The effective date and time of the conversion to a limited liability company and of the certificate of formation of Conwood Company, LLC is August 11, 2006, at 6:00 p.m.
* * *
     The undersigned Authorized Person has executed this Certificate of Formation as of the 11th day of August, 2006.

DELAWARE INCORPORATORS & REGISTRATION SERVICE, LLC
By:	/s/ Dawn B. Stewart
Dawn B. Stewart
Vice President